EXHIBIT 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing, along with all other such undersigned, on behalf of the Reporting Persons (as defined in the joint filing), of a statement on Schedule 13G (including amendments thereto) with respect to the Class A common stock par value $0.0001 per share of Funko, Inc., a Delaware corporation, and that this agreement be included as an exhibit to such joint filing. This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Dated: September 4, 2018	PAUL G. ALLEN

	By:	/s/ David R. Stewart
	Name:	David R. Stewart
	Title:	Attorney-in-fact for Paul G. Allen

Dated: September 4, 2018	VULCAN ASSET MANAGEMENT LLC

	By:	/s/ David R. Stewart
	Name:	David R. Stewart
	Title:	Manager

Dated: September 4, 2018	FIFTH STREET STATION LLC

	By:	/s/ David R. Stewart
	Name:	David R. Stewart
	Title:	Vice President